Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2009 RESULTS
— Strong Gross Margin and Cost Reduction Help Offset Adverse Market Conditions —
— Excellent Cash Flow Generation —
COLUMBUS, Ohio, USA — October 29, 2009 — Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2009. Provided below are the highlights:
•	Sales in local currency declined by 12% in the quarter. Reported sales decreased 14%, which included a 2% negative currency impact.
•	Net earnings per diluted share as reported (EPS) were $1.21, compared with $1.52 in the third quarter of 2008. Adjusted EPS was $1.36, a 6% decline from the prior-year amount of $1.44. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.
Third Quarter Results
Olivier Filliol, President and Chief Executive Officer, stated, “As we continued to face challenging market conditions and comparisons with very favorable results last year, our local currency sales declined as expected. However, gross margin increased strongly due to favorable mix as well as our initiatives in pricing and procurement. I am also very pleased with the benefit we are seeing from our cost reduction program. Finally, we again had excellent cash flow generation in the quarter.”
EPS was $1.21, compared with the prior-year amount of $1.52. Adjusted EPS was $1.36, compared with the prior-year amount of $1.44.
Sales were $435.7 million, compared with $509.1 million in the prior year, reflecting a 12% decline in local currency sales. Reported sales declined by 14%, which included a 2% negative currency impact. By region, local currency sales decreased 16% in Europe, 12% in the Americas and 6% in Asia / Rest of World. Adjusted operating income amounted to $73.2 million, a 4% decrease from the prior-year amount of $76.5 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.
Cash flow from operations was $79.6 million, compared with $76.6 million in 2008.
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Nine-Month Results
EPS was $3.02, compared with the prior-year amount of $3.96. Adjusted EPS was $3.48, compared with the prior-year amount of $3.85.
Sales were $1.217 billion, compared with $1.464 billion in 2008, reflecting a 12% decline in local currency sales. Reported sales declined by 17% due to a negative 5% currency impact. By region, local currency sales decreased 15% in Europe, 13% in the Americas and 4% in Asia / Rest of World. Adjusted operating income amounted to $187.2 million, an 11% decrease from the prior-year amount of $210.0 million.
Cash flow from operations was $188.5 million, compared with $160.6 million in 2008.
Cost Reduction Program
Earlier in the year, the Company announced a Cost Reduction Program aimed at reducing costs by approximately $100 million annually. The Program, which is substantially completed, consisted primarily of work force reductions and other cost efficiency measures. The Company reported that the Program will meet its target. Total restructuring charges associated with the Program are expected to be $40 million, of which $34.8 million has been incurred to date.
Fourth Quarter Outlook
The Company stated that forecasting continues to be difficult given the ongoing uncertainty in the global economy. For the fourth quarter 2009, management expects a local currency sales decline in the range of -6% to -7% and Adjusted EPS in the range of $1.90 to $2.00. For the full-year 2009, this results in a local currency sales decline of approximately -10% and Adjusted EPS in the range of $5.39 to $5.50. This compares with previous full-year Adjusted EPS guidance of $4.92 to $5.42.
Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS. EPS guidance would require an estimate of non-recurring items for 2009, which are not yet known.
Conclusion
Filliol concluded, “We have executed the necessary cost reduction measures and believe our cost structure is well aligned for the remainder of this year and into 2010. Our new product pipeline remains strong, and our sales and marketing programs are focused on capturing growth. Our strong leadership positions, track record for execution and our ability to continue to invest for growth during this difficult environment strongly position us to capture growth and gain market share. We remain convinced we will emerge from this downturn in a stronger competitive position.”
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Other Matters
The Company will host a conference call to discuss its third quarter results today (Thursday, October 29) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.
METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world’s largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world’s largest supplier of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found at “www.mt.com.”
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.
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METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	September 30, 2009		% of sales	September 30, 2008	% of sales

Net sales	$435,650	(a)	100.0	$509,097	100.0
Cost of sales	210,457		48.3	260,417	51.2

Gross profit	225,193		51.7	248,680	48.8

Research and development	22,309		5.1	26,553	5.2
Selling, general and administrative	129,686		29.8	145,612	28.6
Amortization	3,237		0.7	2,728	0.5
Interest expense	6,974		1.6	6,846	1.3
Other charges (income), net	6,077		1.4	445	0.1

Earnings before taxes	56,910		13.1	66,496	13.1

Provision for taxes	15,365		3.6	13,772	2.7

Net earnings	$41,545		9.5	$52,724	10.4

Basic earnings per common share:
Net earnings	$1.23			$1.56
Weighted average number of common shares	33,728,931			33,856,574

Diluted earnings per common share:
Net earnings	$1.21			$1.52
Weighted average number of common and common equivalent shares	34,413,656			34,727,806
Note:

(a)	Local currency sales decreased 12% as compared to the same period in 2008.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	September 30, 2009		% of sales	September 30, 2008	% of sales

Earnings before taxes	$56,910			$66,496
Amortization	3,237			2,728
Interest expense	6,974			6,846
Other charges (income), net	6,077	(b)		445

Adjusted operating income	$73,198	(c)	16.8	$76,515	15.0

Notes:

(b)	Includes a restructuring charge of $6.1 million which primarily represents severance and lease termination costs during the three months ended September 30, 2009.

(c)	Adjusted operating income decreased 4% as compared to the same period in 2008.
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METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Nine months ended			Nine months ended
	September 30, 2009		% of sales	September 30, 2008	% of sales

Net sales	$1,217,171	(a)	100.0	$1,463,657	100.0
Cost of sales	597,822		49.1	734,814	50.2

Gross profit	619,349		50.9	728,843	49.8

Research and development	65,954		5.4	77,511	5.3
Selling, general and administrative	366,209		30.1	441,311	30.1
Amortization	8,734		0.7	7,800	0.5
Interest expense	18,975		1.6	18,723	1.3
Other charges (income), net	29,547		2.4	2,620	0.2

Earnings before taxes	129,930		10.7	180,878	12.4

Provision for taxes	26,775		2.2	41,024	2.8

Net earnings	$103,155		8.5	$139,854	9.6

Basic earnings per common share:
Net earnings	$3.06			$4.06
Weighted average number of common shares	33,683,443			34,482,431

Diluted earnings per common share:
Net earnings	$3.02			$3.96
Weighted average number of common and common equivalent shares	34,200,834			35,347,440
Note:

(a)	Local currency sales decreased 12% as compared to the same period in 2008.
RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Nine months ended			Nine months ended
	September 30, 2009		% of sales	September 30, 2008	% of sales

Earnings before taxes	$129,930			$180,878
Amortization	8,734			7,800
Interest expense	18,975	(b)		18,723
Other charges (income), net	29,547	(c)		2,620

Adjusted operating income	$187,186	(d)	15.4	$210,021	14.3

Notes:

(b)	Includes costs to tender $75 million of the Company’s 4.85% $150 million Senior Notes and other financing-related costs totaling $1.8 million during the nine months ended September 30, 2009.

(c)	Includes a restructuring charge of $28.4 million which primarily represents severance and lease termination costs during the nine months ended September 30, 2009.

(d)	Adjusted operating income decreased 11% as compared to the same period in 2008.
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METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	September 30, 2009	December 31, 2008

Cash and cash equivalents	$113,948	$78,073
Accounts receivable, net	284,965	348,614
Inventory	164,761	170,613
Other current assets and prepaid expenses	84,842	73,565

Total current assets	648,516	670,865

Property, plant and equipment, net	303,219	285,008
Goodwill and other intangibles	526,003	520,721
Other non-current assets	202,957	187,462

Total assets	$1,680,695	$1,664,056

Short-term debt	$10,652	$12,492
Accounts payable	92,010	111,442
Accrued and other current liabilities	321,760	300,938

Total current liabilities	424,422	424,872

Long-term debt	318,785	441,588
Other non-current liabilities	286,104	294,349

Total liabilities	1,029,311	1,160,809

Shareholders’ equity	651,384	503,247

Total liabilities and shareholders’ equity	$1,680,695	$1,664,056

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METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Cash flow from operating activities:
Net earnings	$41,545	$52,724	$103,155	$139,854
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	7,573	7,200	21,926	22,194
Amortization	3,237	2,728	8,734	7,800
Deferred taxation	(4,976)	(1,702)	(15,773)	(7,957)
Excess tax benefits from share-based payment arrangements	(407)	(320)	(609)	(999)
Other	2,638	2,114	8,485	4,107
Increase in cash resulting from changes in operating assets and liabilities	29,971	13,850	62,557	(4,374)

Net cash provided by operating activities	79,581	76,594	188,475	160,625

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	62	536	1,979	13,184
Purchase of property, plant and equipment	(12,626)	(17,250)	(36,646)	(37,460)
Acquisitions	—	(303)	(170)	(607)

Net cash used in investing activities	(12,564)	(17,017)	(34,837)	(24,883)

Cash flows from financing activities:
Proceeds from borrowings	30,167	66,575	198,072	235,710
Repayments of borrowings	(106,615)	(27,151)	(323,948)	(121,123)
Debt issuance costs	(18)	(3,085)	(620)	(3,085)
Debt extinguishment costs	(15)	—	(1,316)	—
Proceeds from exercise of stock options	1,464	864	6,073	3,319
Excess tax benefits from share-based payment arrangements	407	320	609	999
Repurchases of common stock	—	(69,071)	—	(225,296)
Other financing activities	94	(515)	(984)	243

Net cash used in financing activities	(74,516)	(32,063)	(122,114)	(109,233)

Effect of exchange rate changes on cash and cash equivalents	1,721	(1,999)	4,351	3,308

Net (decrease) increase in cash and cash equivalents	(5,778)	25,515	35,875	29,817

Cash and cash equivalents:
Beginning of period	119,726	85,524	78,073	81,222

End of period	$113,948	$111,039	$113,948	$111,039

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$79,581	$76,594	$188,475	$160,625
Excess tax benefits from share-based payment arrangements	407	320	609	999
Payments in respect of restructuring activities	4,226	—	18,538	—
Proceeds from sale of property, plant and equipment	62	536	1,979	13,184
Purchase of property, plant and equipment	(12,626)	(17,250)	(36,646)	(37,460)

Free cash flow	$71,650	$60,200	$172,955	$137,348

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METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS
LOCAL CURRENCY SALES GROWTH BY DESTINATION
(unaudited)

	Europe	Americas	Asia/RoW	Total

Three Months Ended September 30, 2009	-16%	-12%	-6%	-12%

Nine Months Ended September 30, 2009	-15%	-13%	-4%	-12%
RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Nine months ended
	September 30,					September 30,
					%					%
	2009		2008		Growth	2009		2008		Growth

EPS as reported, diluted	$1.21		$1.52		-20%	$3.02		$3.96		-24%

Restructuring charge, net of tax	0.13	(a)	—			0.61	(a)	—
Debt extinguishment and financing costs, net of tax	—		—			0.04	(b)	—
Purchased intangible amortization, net of tax	0.02	(c)	0.02	(c)		0.06	(c)	0.06	(c)
Discrete tax items	—		(0.10	)(e)		(0.25	)(d)	(0.17	)(e)

Adjusted EPS, diluted	$1.36		$1.44		-6%	$3.48		$3.85		-10%

Notes:

(a)	Represents the EPS impact of restructuring charges of $6.1 million ($4.4 million after tax) for the three months ended September 30, 2009 and $28.4 million ($20.7 million after tax) for the nine months ended September 30, 2009, which primarily include severance and lease termination costs.

(b)	Represents the EPS impact of costs to tender $75 million of the Company’s 4.85% $150 million Senior Notes and other financing-related costs totaling $1.8 million ($1.3 million after tax) for the nine months ended September 30, 2009.

(c)	Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.7 million for both the three months ended September 30, 2009 and 2008 and $2.0 million for both the nine months ended September 30, 2009 and 2008.

(d)	Discrete tax items for the nine months ended September 30, 2009 pertain to the EPS impact of a net tax benefit of $8.3 million primarily related to the favorable resolution of certain prior year tax matters.

(e)	Discrete tax items in the three months ended September 30, 2008 pertain to the EPS impact of a $3.5 million benefit primarily related to the closure of certain tax matters. The nine months ended September 30, 2008 includes the EPS impact of an additional $2.5 million discrete tax item related to favorable withholding tax law changes in China.
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